Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-189604) of Standard Diversified Opportunities, Inc. of our report dated March 13, 2017, relating to the consolidated financial statements of Turning Point Brands, Inc. and its subsidiaries, appearing in Amendment No. 4 to Standard Diversified Opportunities, Inc.’s Registration Statement on Form S-4 (Commission File No. 333-215802), incorporated by reference in this Current Report on Form 8-K.

/s/ RSM US LLP

Greensboro, North Carolina

June 5, 2017